Exhibit (d)(5)

DELL TECHNOLOGIES INC.

CLASS C STOCKHOLDERS AGREEMENT

Dated as of September 7, 2016

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.1.	Definitions	2
Section 1.2.	General Interpretive Principles	17

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the Stockholders	17
Section 2.2.	Acknowledgement by the Company	18
Section 2.3.	Representations and Warranties of the Company	18

ARTICLE III
TRANSFER RESTRICTIONS

Section 3.1.	General Restrictions on Transfers	18
Section 3.2.	Specified Restrictions on Transfers	21
Section 3.3.	Permitted Transfers	23
Section 3.4.	Tag-Along Rights	24
Section 3.5.	Drag-Along Rights	28
Section 3.6.	Black-Out Periods	33

ARTICLE IV
PARTICIPATION RIGHTS

Section 4.1.	Right of Participation	33
Section 4.2.	Excluded Transactions	36
Section 4.3.	Termination of ARTICLE IV	36

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1.	Further Assurances	36
Section 5.2.	Confidentiality	36
Section 5.3.	Cooperation with Reorganizations	37
Section 5.4.	Reporting	38
Section 5.5.	Registration of Applicable High Vote Stock	38
Section 5.6.	Top-Up Amount Costs	38

ARTICLE VI
MISCELLANEOUS

Section 6.1.	Entire Agreement	39
Section 6.2.	Specific Performance	39
Section 6.3.	Governing Law	39

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DELL TECHNOLOGIES INC.

CLASS C STOCKHOLDERS AGREEMENT

This CLASS C STOCKHOLDERS AGREEMENT is made as of September 7, 2016, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire DTI Common Stock (as defined herein), the “MD Stockholders”);

(b)	MSDC Denali Investors, L.P., a Delaware limited partnership and MSDC Denali EIV, LLC, a Delaware limited liability company (collectively, and together with their respective Permitted Transferees that acquire DTI Common Stock, the “MSD Partners Stockholders”);

(c)	Silver Lake Partners III, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, and together with their respective Permitted Transferees that acquire DTI Common Stock, the “SLP Stockholders,” and together with the MD Stockholders and the MSD Partners Stockholders, the “Sponsor Stockholders”); and

(d)	Venezio Investments Pte. Ltd., a Singapore corporation (the “Initial Class C Stockholder”, and together with its Permitted Transferees that acquire DTI Common Stock, the “New Class C Stockholders”).

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 12, 2015 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, Dell Inc., a Delaware corporation (“Dell”), Universal Acquisition Co., a Delaware corporation and direct wholly owned subsidiary of Dell (“Merger Sub”) and EMC Corporation, a Massachusetts corporation (together with its successors and assigns, “EMC”), Merger Sub will be merged with and into EMC (the “Merger”), with EMC surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, the Initial Class C Stockholder, pursuant to a Common Stock Purchase Agreement dated as of October 12, 2015, between the Company and the Initial Class C Stockholder (the “Subscription Agreement”) has agreed to acquire shares of Class C DTI Common Stock upon the terms and subject to the conditions set forth therein and, as a condition of receipt of such shares of Class C DTI Common Stock, is required to enter into this Agreement and the Registration Rights Agreement;

WHEREAS, the amount and type of DTI Securities (as defined herein) beneficially owned by each Stockholder as of the date of the Closing are identified on Schedule I attached hereto; and

WHEREAS, the Company, the Sponsor Stockholders and the Initial Class C Stockholder desire to provide for certain rights and obligations of the New Class C Stockholders with respect to the ownership of DTI Securities (as defined herein) by the New Class C Stockholders;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Consideration” has the meaning ascribed to such term in Section 3.4(a).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 6.14, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Agreement” means this Class C Stockholders Agreement (including the schedules, annexes attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Anticipated Closing Date” means the anticipated closing date of any proposed Qualified Sale Transaction, as determined in good faith by the Board on the Applicable Date.

“Applicable Date” means, with respect to any proposed Qualified Sale Transaction, (i) the date that the applicable Drag-Along Sale Notice is delivered to the New

Class C Stockholders; provided, that a definitive agreement providing for such Qualified Sale Transaction on the terms specified in the Drag-Along Sale Notice has been entered into with the applicable purchaser prior to delivery of the Drag-Along Sale Notice and (ii) in all instances other than those specified in clause (i), the date that a definitive agreement is entered into with the applicable purchaser providing for such Qualified Sale Transaction.

“Applicable High Vote Stock” means (i) a class or series of DTI Common Stock (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation) other than the Class A DTI Common Stock or the Class B DTI Common Stock, or (ii) a class or series of preferred stock into which the Class A DTI Common Stock and/or Class B DTI Common Stock has been or is entitled to be exchanged or converted, in each case of clause (i) and (ii), that is entitled to more votes per share than the Class C DTI Common Stock in the election of directors and with respect to other matters on which holders of such voting securities of the Company are generally entitled to vote.

“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 6.16, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) or other similar agreement with the Company and/or its Subsidiaries, and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of DTI Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of DTI Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Class A DTI Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B DTI Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C DTI Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class C Minimum Return Requirement” means, with respect to the New Class C Stockholders, a Return with respect to the New Class C Stockholders Closing Investment equal to or greater than (i) in the event of a Qualified Sale Transaction with an Anticipated Closing

Date on or before the five (5) year anniversary of the Closing, a Return reflecting an IRR of 8% per annum on the New Class C Stockholders Invested Amount, or (ii) in the event of a Qualified Sale Transaction with an Anticipated Closing Date after the five (5) year anniversary of the Closing, the amount of the New Class C Stockholders Invested Amount. Whether a proposed Qualified Sale Transaction satisfies the Class C Minimum Return Requirement will be determined as of the Applicable Date and for purposes of determining whether the Class C Minimum Return Requirement has been satisfied, the Fair Market Value of any Marketable Securities (A) received prior to the Applicable Date shall be determined as of the trading date immediately preceding the date on which they are received by New Class C Stockholders and (B) to be received in the proposed Qualified Sale Transaction shall be determined as of the Applicable Date. For the avoidance of doubt, the Class C Minimum Return Requirement shall be determined solely with respect to the New Class C Stockholders Invested Amount and shall not take into account or be impacted by (x) any investment made by the New Class C Stockholders in the Company or its Subsidiaries pursuant to ARTICLE IV of this Agreement or otherwise (other than the New Class C Stockholders Closing Investment at the Closing) or (y) any cash or other proceeds received by the New Class C Stockholders in respect of any investment in the Company or its Subsidiaries other than in respect of the New Class C Stockholders Closing Investment.

“Class D DTI Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Class V Stock” means the Class V Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Subscription Agreement.

“Closing Class C DTI Common Stock” means the shares of Class C DTI Common Stock purchased by the Initial Class C Stockholder at the Closing pursuant to the Subscription Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A DTI Common Stock, the Class B DTI Common Stock, the Class C DTI Common Stock, the Class D DTI Common Stock and the Class V Stock.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Awards” means an award pursuant to a Company Stock Plan of restricted stock units (including performance-based restricted stock units) that correspond to DTI Common Stock and/or Company Stock Options.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of DTI Common Stock.

“Company Stock Plan” means each of (i) the Dell 2012 Long-Term Incentive Plan, Dell 2002 Long-Term Incentive Plan, Dell 1998 Broad-Based Stock Option Plan, Dell

1994 Incentive Plan, Quest Software, Inc. 2008 Stock Incentive Plan, Quest Software, Inc. 2001 Stock Incentive Plan, Quest Software, Inc. 1999 Stock Incentive Plan, V-Kernel Corporation 2007 Equity Incentive Plan, and Force10 Networks, Inc. 2007 Equity Incentive Plan, (ii) the Dell Technologies Inc. 2013 Stock Incentive Plan and (iii) any other equity incentive plan approved by the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries have granted or issued Company Awards.

“Competitor” means, as of any particular date, (i) any of Acer Inc., Apple Inc., AsusTEK, Cisco Systems, Inc., Hewlett-Packard Company, International Business Machines Corporation, Samsung Electronics Co., Ltd. and Lenovo Group Limited and any Affiliate or direct or indirect subsidiary of the foregoing and any successors thereof and (ii) any company or Person having, as of such date, (x) a top ten global market share of revenue from the sale of personal computers, or (y) a top five global market share of revenue from the sale of any of (A) servers, (B) storage systems or (C) computer services, in each case in the most recent calendar year prior to such date for which Gartner, Inc. has published such information.

“Compliant Terms” has the meaning ascribed to such term in Section 4.1(b)(i).

“Confidential Information” has the meaning ascribed to such term in Section 5.2.

“Covered Securities” means any equity securities, debt securities exercisable or exchangeable for, or convertible into equity securities, or any option, warrant or other right to acquire any such equity securities or debt securities, in each case, of the Company or any of its Subsidiaries; provided, that none of the Class V Stock and any debt securities exercisable or exchangeable solely for, or convertible solely into Class V Stock, or any option, warrant or other right to acquire any Class V Stock or such debt securities shall be considered Covered Securities unless, in each case, an MD Stockholder or an SLP Stockholder is purchasing and/or otherwise being issued such Class V Stock, debt securities and/or options, warrants or other rights to acquire any Class V Stock or such debt securities.

“Debt Commitment Letter” means the Facilities Commitment Letter, dated October 12, 2015, among the Company, Denali Intermediate Inc., Dell Inc. and Credit Suisse AG, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Royal Bank of Canada and RBC Capital Markets.

“Dell” has the meaning ascribed to such term in the Recitals.

“DTI Common Stock” means the Class A DTI Common Stock, the Class B DTI Common Stock, the Class C DTI Common Stock, the Class D DTI Common Stock and any other series or class of common stock of the Company which is established to track the performance of the DTI Group (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation).

“DTI Securities” means the DTI Common Stock, any equity or debt securities exercisable or exchangeable for, or convertible into DTI Common Stock, and any option, warrant or other right to acquire any DTI Common Stock or such equity or debt securities of the Company.

“Disabling Event” means either the death, or the continuation of any disability, of MD. For this purpose, “disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Company for a period of one hundred eighty (180) consecutive days.

“Distributed Equity Securities” means any equity securities received by the New Class C Stockholders as a dividend or distribution on the Closing Class C DTI Common Stock or in respect of any other Distributed Equity Securities, in each case excluding any equity securities that constitute Marketable Securities at the time of their receipt by the New Class C Stockholders.

“Drag-Along Sale” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Notice” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.5(a).

“Drag-Along Sale Priority” has the meaning ascribed to such term in Section 3.5(c).

“Drag-Along Sellers” has the meaning ascribed to such term in Section 3.5(a).

“Dragged-Along Sellers” has the meaning ascribed to such term in Section 3.5(a).

“Electing Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means (i) the New Class C Stockholders and any of their Permitted Transferees in any Tag-Along Sale in which the Initiating Tag-Along Seller is any of the MD Stockholders, any of the SLP Stockholders and/or any of the MSD Partners Stockholders and/or (ii) the MSD Partners Stockholders, the SLP Stockholders and any Permitted Transferees of the foregoing or of the New Class C Stockholders in any Tag Along Sale in which the Initiating Tag-Along Seller is any of the New Class C Stockholders.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Excluded Securities” means any issuance of (i) Covered Securities of the Company as consideration to the selling Persons in an acquisition by the Company or its Subsidiaries, (ii) Class C DTI Common Stock in an IPO, (iii) Covered Securities of the Company to a third-party financial institution that is not a Sponsor Stockholder or any of its Permitted Transferees or any of their respective Affiliates in connection with a bona fide borrowing by the Company or its Subsidiaries (provided, that in the event that any affiliated investment fund of a Sponsor Stockholder that primarily invests in loans and/or debt securities of multiple issuers acquires such Covered Securities and such affiliated investment fund is not the lead investor with respect to the issuance or sale of such Covered Securities and acquires less than 25% of any class, tranche or facility with respect to such Covered Securities, such Covered Securities shall not lose their status as “Excluded Securities” as a result of such issuance to such affiliated investment fund), (iv) Covered Securities of the Company or its Subsidiaries to employees, advisors or consultants pursuant to (A) the Dell Technologies Inc. 2013 Stock Incentive Plan and (B) any other equity incentive plan approved by the Company or its Subsidiaries and, if required, by the SLP Stockholders and the MD Stockholders, (v) securities by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (vi) DTI Common Stock as a result of the exercise of any Company Stock Options or upon exercise, vesting or delivery of Company Awards, (vii) Class C DTI Common Stock as a result of the conversion of any Class A DTI Common Stock, Class B DTI Common Stock or Class D DTI Common Stock pursuant to Article V of the Company’s Fourth Amended and Restated Certificate of Incorporation, (viii) securities of any Subsidiary of the Company for so long as the equity securities of such Subsidiary are traded on a national securities exchange or substantially equivalent market and/or (ix) securities in connection with any stock split, stock combination, stock dividend, distribution or recapitalization.

“Exercising Stockholder” has the meaning ascribed to such term in Section 4.1(b)(i).

“Fair Market Value” means, as of a given date, (i) with respect to cash, the value of such cash on such date, (ii) with respect to Marketable Securities and any other securities that are immediately and freely tradeable on stock exchanges and over-the-counter markets, the average of the closing price of such securities on its principal exchange or over-the-counter market for the ten (10) trading days immediately preceding such date and (iii) with respect to any other securities or other assets, the fair value per security of the applicable securities or assets as of such date on the basis of the sale of such securities or assets in an arm’s-length private sale between a willing buyer and a willing seller, neither acting under compulsion, determined in good faith by MD (or, during the occurrence of a Disabling Event, the MD Stockholders) and the SLP Stockholders.

“Immediate Family Members” means, with respect to any natural person (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Initial Class C Stockholder” has the meaning ascribed to such term in the Preamble.

“Initiating Drag-Along Seller” means any of (x) the MD Stockholders (only for so long as the MD Stockholders beneficially own at least a majority of the outstanding DTI Common Stock) or (y) the MD Stockholders and the SLP Stockholders acting jointly.

“Initiating Tag-Along Seller” means, any of (i) the MD Stockholders, (ii) solely prior to an IPO, the MSD Partners Stockholders, (iii) solely prior to an IPO, the SLP Stockholders and/or (iv) solely prior to an IPO, the New Class C Stockholders.

“IPO” means the consummation of an initial underwritten public offering that is registered under the Securities Act of Class C DTI Common Stock.

“IRR” means, as of any date of determination, the discount rate at which the net present value of the New Class C Stockholders Closing Investment and the Return to the New Class C Stockholders through such time equals zero, calculated for the New Class C Stockholders Closing Investment from the Closing Date (as defined in the Subscription Agreement) and for any Return, from the date such Return was received by the New Class C Stockholders.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto.

“Marketable Securities” means securities that (i) are traded on the New York Stock Exchange and/or the Nasdaq Stock Market or any successor thereto, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time, without any volume or manner of sale restrictions, (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act) and (iv) the aggregate amount of which securities received by the New Class C Stockholders in any Tag-Along Sale or Qualified Sale Transaction do not constitute 10% or more of the issued and outstanding securities of such class on a pro forma basis after giving effect to such transaction. For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to (x) the date that such cash and/or Marketable Securities are received by the New Class C Stockholders if not received in a Qualified Sale Transaction or (y) if received in a Qualified Sale Transaction, the Applicable Date.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Immediate Family Member” means, with respect to any MD Stockholder that is a natural person, (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“MD Related Parties” means any or all of MD, the MD Stockholders, the MSD Partners Stockholders, any Permitted Transferee of the MD Stockholders or the MSD Partners Stockholders, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “MD Related Party” regardless of the number of shares of DTI Common Stock beneficially owned by the MD Stockholders.

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“Merger” has the meaning ascribed to such term in the Recitals.

“MSD Partners Stockholders” has the meaning ascribed to such term in the Preamble.

“Negotiation Period” has the meaning ascribed to such term in Section 3.2(b)(ii).

“New Class C Stockholders” has the meaning ascribed to such term in the Preamble.

“New Class C Stockholders Closing Investment” means the investment by the New Class C Stockholders of the New Class C Stockholders Invested Amount in shares of Class C DTI Common Stock at the Closing pursuant to the Subscription Agreement.

“New Class C Stockholders Invested Amount” means the Aggregate Purchase Price (as defined in the Subscription Agreement) in respect of the New Class C Stockholders Closing Investment.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Original Closing” means the closing of the merger of Denali Acquiror Inc. and Dell pursuant to the Agreement and Plan of Merger, dated as of February 5, 2013 between the Company, Denali Intermediate Inc., Denali Acquiror Inc. and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Original Closing Date” means October 29, 2013.

“Participating Class C Stockholders” has the meaning ascribed to such term in Section 3.6(a).

“Participating Sellers” has the meaning ascribed to such term in Section 3.4(c).

“Participation Closing” has the meaning ascribed to such term in Section 4.1(g).

“Participation Notice” has the meaning ascribed to such term in Section 4.1(a).

“Participation Portion” means, for each New Class C Stockholder, as of the date of the relevant Participation Notice, the product of (i) the total number or aggregate principal amount of Participation Securities proposed to be issued by the Company or its Subsidiary, as applicable, in the Post-Closing Issuance as set forth in the Participation Notice and (ii) a fraction, the numerator of which is the aggregate number of shares of DTI Common Stock (including shares of DTI Common Stock issuable upon exercise of warrants and upon exercise, vesting or delivery of Company Awards) owned by such New Class C Stockholder as of the date of the relevant Participation Notice and the denominator of which is the total number of shares of DTI Common Stock (including shares of DTI Common Stock issuable upon exercise of warrants and upon exercise, vesting or delivery of Company Awards) held by all New Class C Stockholders, all Participation Eligible Stockholders (as defined in the Sponsor Stockholders Agreement) and any other Persons who have participation, pre-emptive or similar rights to purchase Covered Securities in such Post-Closing Issuance, in each case as of the date of the relevant Participation Notice.

“Participation Securities” means the number of Covered Securities proposed to be sold by the Company or any of its Subsidiaries.

“Permitted Transferee” means:

(i) In the case of the New Class C Stockholders: (i) Temasek Holdings (Private) Limited (“Temasek Holdings”) and (ii) Temasek Holdings’ direct and indirect wholly owned Subsidiaries, the boards of directors or equivalent governing bodies of which comprise solely nominees or employees of (x) Temasek Holdings, (y) Temasek Pte. Ltd. (a wholly owned Subsidiary of Temasek Holdings) and/or (z) wholly owned direct and indirect Subsidiaries of Temasek Pte. Ltd. (other than portfolio companies).

(ii) In the case of the MD Stockholders:

(A) MD, SLD Trust or any MD Immediate Family Member;

(B) any MD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DTI Securities, any of (or any combination of) MD, one or more MD Immediate Family Members or MD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clause (ii)(A), (ii)(B) or (ii)(C) of this definition of “Permitted Transferee”; or

(E) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution;

provided, that:

(1) in the case of any transfer of DTI Securities to a Permitted Transferee of MD during MD’s life, MD would have, after such transfer, voting control in any capacity over a majority of the aggregate number of DTI Securities owned by the MD Stockholders and owned by the persons or entities described in clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition of “Permitted Transferee” as a result of transfers hereunder;

(2) any such transferee enters into a Joinder Agreement in the form attached hereto as Annex A or in such other form and substance reasonably satisfactory to the SLP Stockholders;

(3) in the case of any transfer of DTI Securities to a Permitted Transferee of MD that is a Person described in clause (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this definition of “Permitted Transferee” during MD’s life, such transfer is gratuitous; and

(4) MD shall have a validly executed power-of-attorney designating an attorney-in-fact or agent, or with respect to any DTI Securities transferred to a trust revocable by MD, a MD Fiduciary, that is authorized to act on MD’s behalf with respect to all rights held by MD relating to DTI Securities in the event that MD has become incapacitated.

For the avoidance of doubt, the foregoing clauses (ii)(A) through (ii)(E) of this definition of “Permitted Transferee” are applicable only to transfers of DTI Securities by MD to his Permitted Transferees, do not apply to any other transfers of DTI Securities, and shall not be applicable after the consummation of an IPO.

(iii) In the case of the MSD Partners Stockholders, (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of the MSD Partners Stockholders that remains such an Affiliate or affiliated private equity fund of such MSD Partners Stockholders; provided, that for the avoidance of doubt, except as otherwise agreed in writing between the Sponsor Stockholders, the MD Stockholders and Permitted Transferees of the MD Stockholders shall not be Permitted Transferees of any MSD Partners Stockholder.

(iv) In the case of the SLP Stockholders, (A) any of their respective controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such SLP Stockholders that remains such an Affiliate or affiliated private equity fund of such SLP Stockholders.

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder, (y) each MSD Partners Stockholder will be a Permitted Transferee of each other MSD Partners Stockholder and (z) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Post-Closing Issuance” means any issuance by the Company or any of its Subsidiaries prior to an IPO and after the date of this Agreement of any Covered Securities to any Person (including any Stockholder or its Affiliates) other than any issuance of Covered Securities with respect to which (i) the MD Stockholders and the SLP Stockholders have waived fully their right of participation under Article V of the Sponsor Stockholders Agreement and (ii) none of the MD Stockholders, the SLP Stockholders or their respective Permitted Transferees are purchasing any of the Covered Securities being issued.

“Priority Sell-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Prospective Purchaser” has the meaning ascribed to such term in Section 4.1(a)(i).

“Qualified IPO” means the consummation of an IPO on an Approved Exchange in which the number of shares of Class C DTI Common Stock sold to the public equals or exceeds 10% of the outstanding DTI Common Stock calculated on a pro forma basis immediately following the consummation of such IPO.

“Qualified Sale Transaction” means any Sale Transaction (i) pursuant to which more than 50% of the DTI Common Stock and other debt securities exercisable or exchangeable for, or convertible into DTI Common Stock, or any option, warrant or other right to acquire any DTI Common Stock or such debt securities of the Company will be acquired by a Person that is not an MD Related Party, nor the Company or any Subsidiary of the Company, (ii) in respect of which each New Class C Stockholder has, subject to clause (3) below, the right to participate in such Sale Transaction on the same terms as the SLP Stockholders (including the same purchase price per share equivalent of DTI Common Stock) and on the terms described in Section 3.4 or Section 3.5 of this Agreement, as applicable and (iii) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the SLP Stockholders and the New Class C Stockholders will receive consideration for their DTI Securities and any other securities acquired pursuant to the exercise of their participation rights (as contemplated in ARTICLE IV) that consists entirely of cash and/or Marketable Securities; provided, that for the purposes of Section 3.5 hereof, a Sale Transaction shall not be deemed to be a Qualified Sale Transaction, and the provisions of Section 3.5 hereof shall not be applicable to a New Class C Stockholder with respect to a Sale Transaction unless such New Class C Stockholder, after giving effect to such Sale Transaction, will have received the Class C Minimum Return Requirement; provided, further, that the foregoing proviso shall cease to apply (1) if at any time on or after the three (3) year anniversary of the Closing, an independent third-party investment bank or valuation firm engaged by the Board provides the Board a good faith valuation (which may be the same valuation prepared in connection with the Company’s stock option grants, and which shall for this purpose (x) exclude any minority discount or lack-of-marketability discount and (y) attribute the same value per share of Class A DTI Common Stock, Class B DTI Common Stock, Class C DTI Common Stock and Class D DTI Common Stock) for the DTI Common Stock which, if 100% of the DTI Common Stock were sold for cash at such valuation at the balance sheet or other date as of which the valuation applies, would result in the New Class C Stockholders receiving a Return reflecting an IRR of at least 20% on the New Class C Stockholders Invested Amount, (2) upon the occurrence and during continuance of a Disabling Event, or (3) if, in connection with the closing of a Qualified Sale Transaction, the Company, at its option, pays or causes to be paid to the New Class C Stockholders consideration (which may be in cash or the same consideration as that to be paid in the Qualified Sale Transaction) in an amount (the “Top-Up Amount”) such that, after giving effect to such transaction, the New Class C Stockholders have received the Class C Minimum Return Requirement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, accountants, agents and other representatives.

“Restricted Period” has the meaning ascribed to such term in Section 3.2(a).

“Return” means, as of any date of determination, the sum of (i) all cash, (ii) the Fair Market Value of all Marketable Securities (determined as of the trading date immediately preceding the date on which they are received by the New Class C Stockholders if not received in a Qualified Sale Transaction, or if received in a Qualified Sale Transaction, the Applicable Date), (iii) the Fair Market Value of all other securities (other than Distributed Equity Securities) or assets (determined as of the trading date immediately preceding the date on which they are received by the New Class C Stockholders) and (iv) the Top-Up Amount (if applicable), in each such case, paid to or received by the New Class C Stockholders prior to such date pursuant to (A) any dividends or distributions of cash and/or Marketable Securities by the Company or its Subsidiaries received by the New Class C Stockholders in respect of the Closing Class C DTI Common Stock and/or Distributed Equity Securities, (B) a transfer of Closing Class C DTI Common Stock or any Distributed Equity Securities by the New Class C Stockholders to any Person (other than transfers to a Permitted Transferee), (C) a Qualified IPO and/or (D) a Qualified Sale Transaction; provided, however, that in the case of a Qualified Sale Transaction, if the New Class C Stockholders retain any portion of their Closing Class C DTI Common Stock and/or Distributed Equity Securities following such Qualified Sale Transaction, the Fair Market Value of such portion immediately following such Qualified Sale Transaction (x) shall be deemed consideration paid to or received by the New Class C Stockholders for purposes of calculating the “Return” and (y) shall be based on the per security price of such Closing Class C DTI Common Stock and/or Distributed Equity Securities to be transferred or sold in such Qualified Sale Transaction, assuming (1) full payment of all fees and expenses payable by or on behalf of the Company or its Subsidiaries to any Person in connection therewith, including to any financial advisors, consultants, accountants, legal counsel and/or other advisors or representatives and/or otherwise payable pursuant to Section 3.4(f) and Section 3.5(f) and (2) no earn-out payments, contingent payments (other than payments contingent upon the satisfaction or waiver of customary conditions to closing of such Qualified Sale Transaction), and/or deferred consideration, holdbacks and/or escrowed proceeds will be received by the New Class C Stockholders.

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Company or any Specified Subsidiary with or into any Person, (ii) the sale of DTI Common Stock and/or other DTI Securities that represent (A) a majority of the DTI Common Stock on a fully-diluted basis and/or (B) a majority of the aggregate voting power of the DTI Common Stock and/or (iii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ assets (determined on a consolidated basis based on value) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in calculating the aggregate voting power of the DTI Common Stock and/or other DTI Securities for the purpose of clause (ii) of this definition of “Sale Transaction”, the voting power attaching to any shares of Class A DTI Common Stock and/or Class B DTI Common Stock that will convert into Class C DTI Common Stock in connection with such transaction shall be determined as if such conversion had already taken place; provided, further, that in each case, any transaction solely between and among the Company and/or its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, debt securities exercisable or exchangeable for, or convertible into equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Shelf Registration Statement” means a registration statement of the Company (or, subsequent to an IPO, of the Company) filed with the SEC on Form S-3 or Form F-3, or on Form S-1 or Form F-1 (or any successor form), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Common Stock (or, subsequent to an IPO, covering the equity securities of the Company).

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“Specified Subsidiary” means any of (i) Denali Intermediate Inc., a Delaware corporation (“Intermediate”), (ii) Dell, (iii) EMC, (iv) Denali Finance Corp., a Delaware corporation (“Denali Finance”), (v) Dell International L.L.C., a Delaware limited liability company (“Dell International”) (until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (vi) any successors and assigns of any of Intermediate, Dell, EMC, Denali Finance and Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (vii) any other borrowers under the senior secured indebtedness and/or issuer of the debt securities, in each case, incurred or issued to finance the Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith and (viii) each intermediate entity or Subsidiary between the Company and any of the foregoing.

“Sponsor Stockholders” has the meaning ascribed to such term in the Preamble.

“Sponsor Stockholders Agreement” means the Amended and Restated Sponsor Stockholders Agreement of the Company dated as of the date hereof.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Demand” has the meaning ascribed to such term in Section 3.4(c).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Priority” has the meaning ascribed to such term in Section 3.4(c).

“Tag-Along Sale Proration” has the meaning ascribed to such term in Section 3.4(c).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 3.4(a).

“Temasek Holdings” has the meaning ascribed to such term in the definition of “Permitted Transferee”.

“Top-Up Amount” has the meaning ascribed to such term in the definition of “Qualified Sale Transaction”.

“transfer” has the meaning ascribed to such term in Section 3.1(a).

“Transfer Notice” has the meaning ascribed to such term in Section 3.2(b)(ii).

“Transfer Participation Stockholders” has the meaning ascribed to such term in Section 3.2(b)(ii).

“Underwritten Offering” means an underwritten public offering of Class C DTI Common Stock that is registered under the Securities Act, including an underwritten public offering pursuant to a Shelf Registration Statement.

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company as of the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a) Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of Stockholders who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e) Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g) If such Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

Section 2.2. Acknowledgement by the Company. The Company hereby acknowledges that any references in the representations and warranties contained in Article II of the Subscription Agreement to the “transactions contemplated hereby” and “transactions contemplated by this Agreement” are deemed to encompass, among other transactions, the entrance into, execution of and performance by the Company of this Agreement.

Section 2.3. Representations and Warranties of the Company. As promptly as practicable, but in any event no later than thirty (30) days following the Closing, the Company shall deliver to the Initial Class C Stockholder a capitalization table for the DTI Securities. The Company represents and warrants that, when it is delivered, such capitalization table will constitute a complete, correct and accurate description of the DTI Securities issued and outstanding immediately following the Closing.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1. General Restrictions on Transfers.

(a) Generally.

(i) No New Class C Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any New Class C Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities; unless (i) such transfer is made on the books and records of the Company and is in compliance with the provisions of this ARTICLE III (including Section 3.2) and any other agreement applicable to the transfer of such DTI Securities and (ii) the transferee (if other than (A) the Company or another Stockholder or (B) a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an IPO (so long as the transferee is not an Affiliate or Permitted Transferee of a New Class C Stockholder), a transferee pursuant to Rule 144 under the Securities Act or solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a New Class C Stockholder and such transferee enters into a written agreement for the benefit of the Company confirming its agreement to comply with Section 3.1(c)) executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A.

(ii) Any purported transfer of DTI Securities or any interest in any DTI Securities by any New Class C Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b) Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a New Class C Stockholder (or any of its Affiliates) and the Company, any New Class C Stockholder that proposes to transfer DTI Securities in accordance with the terms and conditions hereof shall be responsible for any fees and expenses (including any stamp, transfer, recording or similar taxes) incurred by the Company in connection with such transfer.

(c) Securities Law Acknowledgement. Each New Class C Stockholder acknowledges that the DTI Common Stock has not been registered under the Securities Act and may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each New Class C Stockholder agrees that it will not transfer any DTI Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of DTI Common Stock under any such laws or a breach of any undertaking or agreement of such New Class C Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a nonexempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each New Class C Stockholder agrees it shall not be entitled to any certificate for any or all of the DTI Common Stock, unless the Board shall otherwise determine.

(d) Legend.

(i) Each certificate (or book-entry share) evidencing DTI Common Stock shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A CLASS C STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 7, 2016, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) In the event that either or both of the paragraphs in the restrictive legend set forth in Section 3.1(d)(i) has ceased to be applicable, the Company shall provide any New Class C Stockholder, or their respective transferees, at his, her or its request, without any expense to such New Class C Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry shares) for such DTI Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 3.1(d)(i) shall cease and terminate only upon the termination of this ARTICLE III with respect to the New Class C Stockholder holding such DTI Securities).

(e) No Other Proxies or Voting Agreements. No New Class C Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any Person with respect to any DTI Securities, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any New Class C Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities.

(f) Acknowledgement. Each New Class C Stockholder acknowledges and agrees that the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this ARTICLE III may adversely affect the proceeds received by such New Class C Stockholder in any sale, transfer or liquidation of any such DTI Securities, and as a result of such restrictions on transfer, it may not be possible for such New Class C Stockholder to liquidate all or any part of such New Class C Stockholder’s interest in DTI Securities at the time of such New

Class C Stockholder’s choosing. Each New Class C Stockholder further acknowledges and agrees that none of the Company and/or the Sponsor Stockholders shall have any liability to such New Class C Stockholder arising from, relating to or in connection with the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this ARTICLE III, except to the extent the Company or any Sponsor Stockholder fails to comply with its obligations to such New Class C Stockholder pursuant to this ARTICLE III.

Section 3.2. Specified Restrictions on Transfers.

(a) Restrictions on Transfers During Restricted Period. Subject to Section 3.2(c), until the earlier of (x) October 29, 2018 and (y) the consummation of an IPO (and subject to any applicable lock-up or no transfer period in connection with such IPO) (the “Restricted Period”), no New Class C Stockholder (including, for the avoidance of doubt, any Permitted Transferee of a New Class C Stockholder) may transfer any DTI Securities without the prior written consent of the MD Stockholders and the SLP Stockholders, except transfers of DTI Securities:

(i) pursuant to the “tag-along” rights of the New Class C Stockholders under Section 3.4 in respect of any Tag-Along Sale transaction;

(ii) pursuant to the “drag-along” rights pursuant to Section 3.5 in connection with a Drag-Along Sale transaction;

(iii) to a Permitted Transferee of such New Class C Stockholder in compliance with Section 3.3; and

(iv) approved in advance in writing by the MD Stockholders and the SLP Stockholders.

(b) Restrictions on Transfers After Restricted Period. Subject to Section 3.2(c) and Section 3.3, from and after October 29, 2018 and prior to the consummation of an IPO (and subject to any applicable lock-up or no transfer period in connection with such IPO), the New Class C Stockholders (including, for the avoidance of doubt, any Permitted Transferee of a New Class C Stockholder) may transfer any DTI Securities; provided, however, that:

(i) any such transfer of DTI Securities shall be subject to the “tag-along” rights of such other Stockholders as, and only to the extent, described in Section 3.4;

(ii) prior to contacting or negotiating with potential transferees or entering into any agreement with respect to such transfer of DTI Securities, such transferring Stockholder shall (1) provide written notice of its desire to transfer such DTI Securities to the MD Stockholders (a “Transfer Notice”), (2) if the MD Stockholders (any such Stockholders, the “Transfer Participation Stockholders”) provide such transferring Stockholder written notice of their desire to negotiate to purchase all of such DTI Securities within five (5) days of their receipt of such Transfer Notice, negotiate with the Transfer Participation Stockholders for a period of thirty (30) days commencing on the date of the Transfer Participation Stockholders’ receipt of the applicable Transfer Notice

(or such longer period as may be agreed to in writing by the Transfer Participation Stockholders and the transferring Stockholder) (such period, the “Negotiation Period”) with respect to the all-cash price per share that the Transfer Participation Stockholders are prepared to pay to such transferring Stockholder to acquire such DTI Securities proposed to be transferred by such transferring Stockholder and (3) not transfer or enter into any agreement to transfer such DTI Securities within 120 days after the end of the Negotiation Period to any third party for a per share price per DTI Security less than the per share price per DTI Security, if any, irrevocably offered by the Transfer Participation Stockholders in writing during the Negotiation Period (and if no definitive agreement with respect to such transfer has been entered into by such transferring Stockholder within 120 days after the end of the Negotiation Period, this Section 3.2(b)(ii) shall apply again to any subsequent transfer of such DTI Securities); provided, however, that if the Transfer Participation Stockholders fail to (x) provide notice to the transferring Stockholder of their desire to negotiate within five (5) days of their receipt of the Transfer Notice and/or (y) irrevocably offer in definitive form in writing to the transferring Stockholder an all-cash per share price which they will pay for the acquisition of such DTI Securities within the Negotiation Period, then in each of the case of the foregoing clauses (x) and (y), such transferring Stockholder may sell its DTI Securities to a third party transferee for any price during the 120-day period (provided, that if such transferring Stockholder has entered into a definitive agreement to effect a sale or transfer of its DTI Securities within 120 days after the end of the Negotiation Period, which sale or transfer of DTI Securities or definitive agreement with respect thereto is subject to any governmental or regulatory approval, then such 120-day period shall be extended until the expiration of ten (10) days after all such approvals shall have been received or obtained) following the last day of the five (5) day period referenced in the foregoing subclause (1) or the end of the Negotiation Period referenced in the foregoing subclause (2), as applicable (and if no definitive agreement with respect to such transfer has been entered into by such transferring Stockholder within 120 days after the end of the Negotiation Period, this Section 3.2(b)(ii) shall apply again to any subsequent transfer of such DTI Securities); provided, further, that this Section 3.2(b)(ii) shall not be applicable from and after the occurrence and during the continuation of a Disabling Event. The Transfer Participation Stockholders whose offers to purchase all of such DTI Securities are accepted by the transferring Stockholder shall purchase such DTI Securities pro rata (based on the total number of such DTI Securities each such Transfer Participation Stockholder offered to purchase relative to all DTI Securities proposed to be transferred in the Transfer Notice or subsequently agreed upon by the parties during the Negotiation Period); and

(iii) no New Class C Stockholder or any Permitted Transferee thereof may tender or otherwise transfer any DTI Securities pursuant to, under or in respect of any liquidity or similar program established, maintained or offered for the benefit of or to the employees of the Company or its Subsidiaries.

(c) Additional Restrictions on Transfer. Notwithstanding anything herein to the contrary, prior to the consummation of an IPO, no New Class C Stockholder may transfer any DTI Securities to any Person if:

(i) such Person is a Competitor; or

(ii) such Person’s holding of any DTI Securities would:

(A) cause a violation of applicable law or regulation with respect to foreign ownership controls; or

(B) result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. Person or having non-U.S. ownership; provided, that in the case of this clause (B), (x) the Company has complied with the immediately succeeding sentence and (y) the Company and the Specified Subsidiaries shall have, and shall have caused their respective Subsidiaries to have, previously taken reasonable mitigation efforts with respect to such Person that may be required by the applicable governmental entity to permit such Person to hold DTI Securities;

In the event that a New Class C Stockholder that desires to transfer DTI Securities notifies the Company thereof of such intent and identifies to the Company the proposed transferee of such DTI Securities, (1) the Company shall promptly (and in any event, within five (5) Business Days) notify such New Class C Stockholder in writing whether the proposed transferee’s or transferees’ holding of such DTI Securities would result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership, and the failure of the Company to provide such a notice within such time period shall be deemed to be an irrevocable determination by the Company that the proposed transferee’s or transferees’ holding of such DTI Securities would not result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership, (2) such New Class C Stockholder shall be entitled to conclusively rely upon any such determination by the Company for purposes of this Agreement (including any failure of the Company to provide notice pursuant to the foregoing clause (1)) that the proposed transferee’s or transferees’ holding of such DTI Securities would not result in the termination of a material government contract of the Company or its Subsidiaries due to such Person being a non-U.S. person or having non-U.S. ownership and (3) such New Class C Stockholder may transfer DTI Securities to any such transferee or transferees, subject to the other provisions of this Agreement.

Section 3.3. Permitted Transfers. Subject to compliance with any applicable provisions of the Organizational Documents of the Company, each New Class C Stockholder may transfer DTI Securities that are held by him, her or it to a Permitted Transferee of such New Class C Stockholder without complying with the provisions of this ARTICLE III, other than Section 3.1; provided, that (i) such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement as contemplated in Section 3.1(a), or otherwise agreed with the MD Stockholders and the SLP Stockholders, in a written instrument reasonably satisfactory to the MD Stockholders and the SLP Stockholders, that he, she or it will immediately convey record and beneficial ownership of all such DTI Securities, and all rights and obligations hereunder to such New Class C Stockholder or another Permitted Transferee of such New Class C Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such New Class C Stockholder and (ii) in the case of a transfer of DTI Securities to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement and a Spousal Consent as contemplated in Section 3.1(a).

Section 3.4. Tag-Along Rights.

(a) Subject to Section 3.4(h) and receipt of prior written approval of any applicable Stockholder as may be required pursuant to Section 3.1 and/or Section 3.2, (x) if any Initiating Tag-Along Seller proposes to transfer all or a portion of their DTI Securities to any Person (other than to a Permitted Transferee of such Initiating Tag-Along Seller) or (y) a Sale Transaction is entered into by the MD Stockholders that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders (each of the transfers in the foregoing clauses (x) and (y), a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities by such Initiating Tag-Along Seller, including (in the case of any transfer by the MD Stockholders) any Additional Consideration received, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a copy of all definitive documents relating to such Tag-Along Sale, including all documents that the Eligible Tag-Along Seller would be required to execute in order to participate in such Tag-Along Sale and all other agreements or documents referred to, or referenced, therein, (v) a detailed summary of all material terms and conditions of the proposed transfer, (vi) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by the Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vii) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of DTI Securities held by such Eligible Tag-Along Seller equal to the product of the total number of DTI Securities held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage, subject to adjustment pursuant to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 3.4(c) (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that any MD Related Party directly or indirectly receives any compensation or other consideration or benefit arising out of or in connection with the applicable Tag-Along Sale (other than any bona fide cash and/or equity compensation (whether in the form of an initial equity grant or otherwise) for service as an executive officer of the acquiring or surviving company or any of their Subsidiaries or, with respect to MD Related Parties, any bona fide commercial arrangement that is not a “Related Party Transaction” (as defined in the Sponsor Stockholders Agreement) because of the proviso of the definition thereof between an MD Related Party and the proposed Tag-Along Buyer or any of its Affiliates which commercial arrangement has been binding and in full force and effect (or, in the absence of a binding legal arrangement, to the extent a course of dealing has been in place) for at least twelve (12) months prior to the date that the Tag-Along Sale Notice is provided to the Eligible Tag-Along Seller) pursuant to any non-competition, non-solicitation, no-hire, or other arrangement separate from the transfer of the DTI Securities of the Company (“Additional Consideration”), the value of such Additional Consideration (as reasonably determined by the Board of the Company, subject to the consent of the SLP

Stockholders not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DTI Securities in such Tag-Along Sale and shall be reflected in the amount offered by the Tag-Along Buyer set forth in the applicable Tag-Along Sale Notice. In the event that more than one MD Stockholder, more than one MSD Partners Stockholder or more than one SLP Stockholder, as the case may be, proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring MD Stockholders, MSD Partners Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders, MSD Partners Stockholders or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 6.16, including for purposes of calculating the applicable Tag-Along Sale Percentage; provided, that if the group of stockholders treated as the Initiating Tag-Along Seller pursuant to this sentence includes any SLP Stockholders, then the Tag-Along Sale Percentage applicable to the New Class C Stockholders shall be calculated as if the SLP Stockholders are the only stockholders treated as the Initiating Tag-Along Seller. Notwithstanding anything in this Section 3.4 to the contrary, but subject to Section 3.4(c), if the Initiating Tag-Along Seller is transferring DTI Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of DTI Securities held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s DTI Common Stock and vested in-the-money Company Stock Options relative to the Initiating Tag-Along Seller’s total number of such DTI Securities that are being sold by the Initiating Tag-Along Seller in such Tag-Along Sale (with each vested in-the-money Company Stock Option counting as a share of DTI Common Stock for purposes of the foregoing calculation).

(b) Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per share equivalent of DTI Common Stock and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 3.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 3.4(d), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such proposed transferee on the same terms and conditions as and, concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice, subject to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 3.4(c). Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 3.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i) each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of DTI Common Stock) of DTI Securities sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant shares of DTI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction);

(iv) no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller; and

(v) no Stockholders that have elected to be an Electing Tag-Along Seller shall be required in connection with such Tag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any Electing Tag-Along Seller or any of their respective Affiliates.

(c) Notwithstanding anything in this Section 3.4 to the contrary, if the Initiating Tag-Along Seller is any of the MD Stockholders (or, for the avoidance of doubt, any of their Permitted Transferees) and such Initiating Tag-Along Seller seeks to transfer DTI Common Stock representing a majority of the DTI Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing, then the number of Tag-Along Shares that an Eligible Tag-Along Seller may include in any Tag-Along Sale pursuant to this Section 3.4 shall be an amount equal to 100% of the equity securities in the Company, Dell and their respective Subsidiaries (excluding any shares of Class V Stock) held by such Eligible Tag-Along Seller (such right, the “Tag-Along Sale Priority”). Further, in the event that Stockholders having the right to participate in a Tag-Along Sale (including the Initiating Tag-Along Seller, the “Participating Sellers”) have elected to include more DTI Securities in the aggregate than the Tag-Along Buyer is willing to purchase (the “Tag-Along Demand”), the number of DTI Securities permitted to be sold by the Participating Sellers shall be reduced such that each Tag-Along Seller is permitted to sell only its pro rata share of the Tag-Along Demand (in proportion to the number of DTI Securities held by each Participating Seller) (the “Tag-Along Sale Proration”); provided, that, in a Tag-Along Sale subject to Tag-Along Sale Priority rights, the number of DTI Securities to be sold by Participating Sellers with Tag-Along Sale Priority shall not be reduced.

(d) Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 3.4(b)(i) through (v), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 3.4; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 3.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(e) Notwithstanding anything in this Section 3.4 to the contrary, this Section 3.4 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder, (ii) any transfers of DTI Securities pursuant to Section 3.5 and/or (iii) any transfer of DTI Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down (each as defined in the Registration Rights Agreement) or otherwise), it being understood that participation rights in connection with transfers of DTI Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down (each as defined in the Registration Rights Agreement) or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(f) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and/or the Tag-Along Sellers in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.4(f) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(g) Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 3.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 3.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h) The “tag-along” rights described in this Section 3.4 shall survive an IPO (and shall be exercisable by any Stockholder) in respect of a single or series of related transfers of DTI Securities by the MD Stockholders equal to 10% or more of the then outstanding DTI Common Stock to the same Person or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than a Permitted Transferee of the MD Stockholders) and shall automatically terminate upon the earlier of (i) the 18-month anniversary of an IPO and (ii) such time following an IPO that the MD Stockholders no longer beneficially own DTI Common Stock representing a majority of the DTI Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing Date, provided, that in addition to any other applicable provisions in this Section 3.4 (including the Tag-Along Sale Priority and the Tag-Along Sale Proration), such transfer of DTI Securities shall also be subject to the Priority Sell-Down pursuant to the Registration Rights Agreement; provided, further, that any registered offering of DTI Securities shall be governed by the terms of the Registration Rights Agreement.

(i) Notwithstanding the foregoing, (1) it is understood that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the Sponsor Stockholders, any other private equity fund or any parent entity with respect to any such Sponsor Stockholder or private equity fund shall not constitute a transfer for purposes of this Agreement so long as there is no change of control of such entity, and (2) any conversion of Class A DTI Common Stock, Class B DTI Common Stock or Class D DTI Common Stock to Class C DTI Common Stock as contemplated by the Company’s Fourth Amended and Restated Certificate of Incorporation shall not be deemed a “transfer” hereunder.

Section 3.5. Drag-Along Rights.

(a) Subject to Section 3.5(h), an Initiating Drag-Along Seller shall be entitled to give, or direct the Company to give and if so directed by the Initiating Drag-Along Seller the Company shall so promptly give, written notice (a “Drag-Along Sale Notice”) to the New Class C Stockholders that such Initiating Drag-Along Seller or the Company has entered into a

Qualified Sale Transaction (a “Drag-Along Sale”), and that such Initiating Drag-Along Seller is requiring the New Class C Stockholders (all New Class C Stockholders participating in a Drag-Along Sale pursuant to this Section 3.5, the “Dragged-Along Sellers,” together with the Initiating Drag-Along Seller and all other Persons (other than any Affiliates of the Initiating Drag-Along Seller) who otherwise are transferring, have a contractual obligation to transfer, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Drag-Along Sale, the “Drag-Along Sellers”) to participate, agree and take such actions reasonably necessary to sell in such Drag-Along Sale, on the same price per share equivalent of DTI Common Stock (notwithstanding clause (3) of the definition of “Qualified Sale Transaction,” to the extent applicable), consideration, terms and conditions as the Initiating Drag-Along Seller and in the manner set forth in this Section 3.5, a number of DTI Securities held by such Dragged-Along Sellers determined by multiplying (A) the number of DTI Securities held by such Dragged-Along Sellers at the time the Drag-Along Sale Notice for such Drag-Along Sale is given, by (B) a fraction, expressed as a percentage, the numerator of which is the number of DTI Securities to be transferred by the Initiating Drag-Along Seller and its Permitted Transferees in such Drag-Along Sale and the denominator of which is the total number of DTI Securities held at such time by the Initiating Drag-Along Seller and its Permitted Transferees (such fraction, the “Drag-Along Sale Percentage”), subject to adjustment pursuant to the Drag-Along Sale Priority as contemplated in Section 3.5(c). The Drag-Along Sale Notice shall be delivered to all Dragged-Along Sellers at least fifteen (15) days prior to each of the consummation of such Drag-Along Sale and the delivery of a Drag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities including any Additional Consideration, (iii) the identity of the other Person(s) party to the Drag-Along Sale, (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the Drag-Along Sale Percentage, (vi) the date of the anticipated completion of the proposed Drag-Along Sale (which date shall not be less than fifteen (15) days after the delivery of such notice) and (vii) any action or actions required of the Dragged-Along Sellers in connection with the Drag-Along Sale. In the event that any MD Related Party directly or indirectly receives any Additional Consideration in connection with any Drag-Along Sale, the value of such Additional Consideration (as reasonably determined by the Board, subject to the consent of the SLP Stockholders, not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DTI Securities in such Drag-Along Sale transaction and shall be reflected in the amount offered by the proposed transferee set forth in the applicable Drag-Along Sale Notice. In the event that more than one MD Stockholder and/ or more than one SLP Stockholder is the Initiating Drag-Along Seller, then all such transferring MD Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Drag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders and/or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 6.16, including for purposes of calculating the applicable Drag-Along Sale Percentage; provided, that if the group of stockholders treated as the Initiating Drag-Along Seller pursuant to this sentence includes any SLP Stockholders, then the Drag-Along Sale Percentage applicable to the New Class C Stockholders shall be calculated as if the SLP Stockholders are the only stockholders treated as the Initiating Drag-Along Seller. Notwithstanding anything in this Section 3.5 to the contrary, but subject to Section 3.5(c), if the MD Stockholders and the MSD Partners Stockholders are transferring some, but not all of their DTI Common Stock or vested in-the-money Company

Stock Options in any Drag-Along Sale, each of the New Class C Stockholders shall be entitled to transfer the same proportion of the DTI Securities it holds as the proportion, in the aggregate, of the MD Stockholders’ and the MSD Partners Stockholders’ DTI Common Stock and vested in-the-money Company Stock Options being sold by the MD Stockholders and the MSD Partners Stockholders in such Drag-Along Sale, relative to the total number of all such DTI Securities held by the MD Stockholders and the MSD Partners Stockholders (with each vested in-the-money Company Stock Option counting as a share of DTI Common Stock for purposes of the foregoing calculation).

(b) Upon delivery of a Drag-Along Sale Notice, all Dragged-Along Sellers participating in a Drag-Along Sale pursuant to this Section 3.5 shall be required to agree to make the same representations, warranties, covenants, indemnities and agreements as the applicable Initiating Drag-Along Seller and all other Drag-Along Sellers in such Drag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Drag-Along Sale transaction); provided, that:

(i) each Dragged-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of DTI Common Stock) of DTI Securities sold in such Drag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Drag-Along Sale transaction (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Drag-Along Sale by any Drag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Drag-Along Sale, such Drag-Along Seller must exercise the relevant option and transfer the relevant shares of DTI Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Dragged-Along Seller shall not exceed the proceeds received by such Dragged-Along Seller in such Drag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.5(b)(iv)) shall be on a several and not joint basis to the Drag-Along Sellers pro rata (based on the amount of consideration received by each Drag-Along Seller in the Drag-Along Sale transaction);

(iv) no Dragged-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Drag-Along Seller’s (1) ownership of and title to equity securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Drag-Along Seller and/or (B) breaches of any covenant specifically relating to any other Drag-Along Sellers; and

(v) no Dragged-Along Seller shall be required in connection with such Drag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any a Dragged-Along Seller or any of their respective Affiliates.

(c) Notwithstanding anything in this Section 3.5 to the contrary, (i) if a Drag-Along Sale is structured or otherwise effected (A) such that less than 100% of the DTI Securities are being transferred or (B) as a sale of less than all of the assets of the DTI Group (as defined in the Company’s Fourth Amended and Restated Certificate of Incorporation), each New Class C Stockholder shall have the option of selling in such Drag-Along Sale 100% of the equity securities of the Company, Dell and their respective Subsidiaries held by such New Class C Stockholder (excluding any shares of Class V Stock) on the same terms and conditions as applicable to other DTI Securities being sold in such Drag-Along Sale (such right, the “Drag-Along Sale Priority”) and (ii) in the event that in connection with a Drag-Along Sale, MD, the MD Stockholders, the MSD Partners Stockholders or their Permitted Transferees, Affiliates or family members that beneficially own DTI Securities, roll over or exchange (or are entitled to roll over or exchange) all or a portion of such DTI Securities in such Drag-Along Sale, they shall only be permitted to do so if the New Class C Stockholders are permitted, but not required, to roll over a pro rata portion of their DTI Securities at the same price per DTI Security and with the same rights and preferences related thereto (other than differences in governance rights attributable to the size of such Person’s post-Drag-Along Sale ownership).

(d) In connection with a Drag-Along Sale, at the request of the Initiating Drag-Along Seller or the Company (at the direction of the Initiating Drag-Along Seller), each Drag-Along Seller shall, subject to the limitations set forth in Section 3.5(b):

(i) (A) sign a written resolution voting all of such Dragged-Along Seller’s voting DTI Securities in favor of such Drag-Along Sale (if such a vote is required) or (B) at the Company’s annual meeting of stockholders or at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, in each case to the extent that such Dragged-Along Seller’s DTI Securities are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (x) appear at each meeting of stockholders or otherwise cause all of the voting DTI Securities beneficially owned by such Dragged-Along Seller as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), in person or by proxy, all of such Dragged-Along Seller’s voting DTI Securities as of the applicable record date in favor of such Drag-Along Sale (if such a vote is required); and

(ii) take or cause to be taken all such actions as are reasonably required or necessary in order to facilitate and consummate expeditiously such Drag-Along Sale pursuant to this Section 3.5, including (A) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and (B) filing applications, reports, returns, filings and other documents or instruments with governmental authorities.

(e) Notwithstanding the delivery of any Drag-Along Sale Notice, all determinations as to whether to complete any Drag-Along Sale and as to the timing, manner, price and, subject to Section 3.5(b)(i) through (iv), other terms and conditions of any such Drag-Along Sale shall be at the sole discretion of the Initiating Drag-Along Seller, and none of the Initiating Drag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Dragged-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Drag-Along Sale except to the extent such Initiating Drag-Along Seller failed to comply with the provisions of this Section 3.5; provided, that (i) if the Initiating Drag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Drag-Along Sale after such time that the Drag-Along Sale Notice has been delivered to the Dragged-Along Sellers in accordance with the terms of this Section 3.5, the Initiating Drag-Along Seller shall promptly notify the Company and cause to be delivered to each Dragged-Along Seller a revised Drag-Along Sale Notice containing all of the items required of a Drag-Along Sale Notice as set forth in Section 3.5(a) at least fifteen (15) days prior to the consummation of such Drag-Along Sale.

(f) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, any of the Sponsor Stockholders and their Permitted Transferees and any Drag-Along Sellers and their Permitted Transferees in connection with a Drag-Along Sale shall either be (i) borne in full by the Company or (ii) if the Company determines not to bear in full such costs and expenses, allocated and borne on a pro rata basis by each Drag-Along Seller in accordance with the amount of consideration otherwise received by each Drag-Along Seller in such Drag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.5(f) shall not prevent any Drag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Drag-Along Sellers in such Drag-Along Sale.

(g) Notwithstanding anything herein to the contrary, if the Initiating Drag-Along Seller has not completed the proposed Drag-Along Sale within one hundred eighty (180) days following delivery of the Drag-Along Sale Notice in accordance with this Section 3.5, then such Drag-Along Sale Notice shall be null and void, each Dragged-Along Seller shall be released from its obligations under such Drag-Along Sale Notice and it shall be necessary for a separate Drag-Along Sale Notice to be furnished by the Initiating Drag-Along Seller, and the other terms and provisions of this Section 3.5 separately complied with, in order to consummate such Drag-Along Sale pursuant to this Section 3.5; provided, that if such proposed Drag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred eighty (180) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h) This Section 3.5 automatically terminates without any further action upon an IPO.

Section 3.6. Black-Out Periods.

(a) In the event of an Underwritten Offering which is an IPO or in which one or more New Class C Stockholders are participating (the “Participating Class C Stockholders”), each of the Participating Class C Stockholders (which, for the sake of clarity, shall include all New Class C Stockholders in the event of an IPO) agrees if requested by the managing underwriter or underwriters in such Underwritten Offering or if requested by the Company or any Sponsor Stockholders initiating such Underwritten Offering, not to (1) offer for sale, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Participating Class C Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, (2) enter into any swap, hedging arrangement or other derivatives transaction with respect to any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Participating Class C Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of DTI Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, in the case of each of the foregoing clauses (1) through (3), during the period beginning seven (7) days before such Underwritten Offering, and ending one hundred eighty (180) days (subject to any customary “booster shot” extensions) thereafter.

(b) If requested by the managing underwriter or underwriters of any such Underwritten Offering, each Participating Class C Stockholder shall execute a customary agreement reflecting its agreement set forth in this Section 3.6.

ARTICLE IV

PARTICIPATION RIGHTS

Section 4.1. Right of Participation.

(a) Offer. Subject to Section 4.2, not less than fifteen (15) Business Days prior to the consummation of any Post-Closing Issuance, the Company shall deliver a written notice regarding such Post-Closing Issuance (each, a “Participation Notice”) to each New Class C Stockholder, which Participation Notice shall include:

(i) the principal terms and conditions of the proposed Post-Closing Issuance, including (A) a description and the number of Participation Securities to be included in the Post-Closing Issuance, (B) the maximum and minimum price per unit of the Participation Securities or the aggregate principal amount of the Participation Securities (as applicable), in each case, as determined by the Board, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (C) the proposed manner of disposition, (D) if known, the name and address of the Person or Persons to whom the Participation Securities will be issued (the “Prospective Purchaser”) and (E) if known, the proposed date of the Post-Closing Issuance, or if not known, the anticipated date of the Post-Closing Issuance.

(ii) an irrevocable offer by the Company to issue, at the option of each New Class C Stockholder, to such New Class C Stockholder such portion of the Participation Securities to be included in the Post-Closing Issuance as may be requested by such New Class C Stockholder (subject to Section 4.1(c), not to exceed such New Class C Stockholder’s Participation Portion of the total amount of Participation Securities to be included in the Post-Closing Issuance), on the same terms and conditions and at the same price per unit, with respect to each Participation Security issued.

(b) Exercise.

(i) General. Subject to Section 4.2 and Section 4.3, each New Class C Stockholder shall have the right to purchase such portion of the Participation Securities to be included in the Post-Closing Issuance as may be requested by such Stockholder (subject to Section 4.1(c), not to exceed such Stockholder’s Participation Portion of the total amount of Participation Securities to be included in the Post-Closing Issuance), on the same terms and conditions and at the same price per unit, with respect to each Participation Security issued. In order to exercise such right, each New Class C Stockholder shall provide written notice of such exercise to the Company within ten (10) Business Days after the date of receipt of the Participation Notice specifying the number or aggregate principal amount of Participation Securities (subject to Section 4.1(c), not to exceed such Stockholder’s Participation Portion of the total number of Participation Securities to be included in the Post-Closing Issuance) that such New Class C Stockholder desires to purchase (each an “Exercising Stockholder”). Each New Class C Stockholder who does not exercise such right in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such New Class C Stockholder’s rights to participate in such Post-Closing Issuance, and the Company shall thereafter be free to issue Participation Securities in such Post-Closing Issuance to the Prospective Purchaser, any Exercising Stockholders and any other stockholders of the Company, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms and conditions not materially more favorable to the Prospective Purchaser than those set forth in the Participation Notice (“Compliant Terms”), without any further obligation to such non-exercising New Class C Stockholder pursuant to this ARTICLE IV. If, prior to consummation of the proposed Post-Closing Issuance, the terms of such proposed Post-Closing Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Purchaser than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 4.1.

(ii) Irrevocable Exercise. The exercise by each Exercising Stockholder of its rights under this ARTICLE IV shall be irrevocable except as hereinafter provided, and each such Exercising Stockholder shall be bound and obligated to acquire the Participation Securities in the Post-Closing Issuance as such Exercising Stockholder shall have specified in such Exercising Stockholder’s written commitment on the price, terms and conditions of such Post-Closing Issuance so long as they are Compliant Terms.

(iii) Time Limitation. If, at the end of the one hundred twentieth (120th) day after the date of the delivery of the Participation Notice, the Company has not completed the Post-Closing Issuance, each Exercising Stockholder shall be released from such holder’s obligations under this ARTICLE IV with respect to the offer subject to such Participation Notice, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished to all Stockholders, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 4.1; provided, that such one hundred and twenty (120) day period shall be extended for up to one hundred and eighty (180) days to the extent necessary to comply with any regulatory requirements applicable to such proposed Post-Closing Issuance.

(c) Calculation of Participation Securities. The Exercising Stockholders shall be entitled to purchase in the Post-Closing Issuance a number of Participation Securities equal to the lesser of (A) the maximum number of Participation Securities such Exercising Stockholder has elected to purchase in the Post-Closing Issuance in its, his or her irrevocable written notice of acceptance and (B) such Exercising Stockholder’s Participation Portion.

(d) Post-Issuance Participation Notice. Notwithstanding the first sentence of Section 4.1(a), the Company may elect to deliver a Participation Notice with respect to any Post-Closing Issuance after completion of such Post-Closing Issuance. If the Company shall so elect to deliver any Participation Notice after completion of the applicable Post-Closing Issuance, then the terms of such Post-Closing Issuance shall be required to permit each of the New Class C Stockholders receiving such Participation Notice a period of not less than ten (10) Business Days after delivery thereof to deliver to the Company with a written commitment to purchase such New Class C Stockholder’s Participation Portion of the total amount of Participation Securities included in such Post-Closing Issuance (whether pursuant to the resale of Participation Securities by the initial purchaser(s) of such Participation Securities or the issuance by the Company of additional Participation Securities) upon the terms, and subject to the conditions, set forth in this Section 4.1.

(e) Further Assurances. Each Exercising Stockholder shall take or cause to be taken all such reasonable actions as are reasonably necessary in order to consummate expeditiously each Post-Closing Issuance pursuant to this Section 4.1, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities and (iii) otherwise cooperating with the Company and the Prospective Purchaser. Without limiting the generality of the foregoing, each such Exercising Stockholder agrees to execute and deliver such subscription and other agreements as shall be reasonably requested by the Company in connection with such Post-Closing Issuance.

(f) Expenses. All costs and expenses incurred by the Company and the New Class C Stockholders in connection with any proposed Post-Closing Issuance of Participation Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and, only with respect to the Company, all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The New Class C Stockholders shall be required to pay their own finders, brokerage or investment banking fees, charges or commissions, if any, in connection with any proposed Post-Closing Issuance of Participation Securities, unless otherwise agreed with the Company.

(g) Closing. The consummation of a Post-Closing Issuance pursuant to this Section 4.1 (the “Participation Closing”) shall take place on such date, at such time and at such place as the Company shall specify by notice to each Exercising Stockholder, but in any event, not earlier than ten (10) Business Days prior to the date such notice is provided to each Exercising Stockholder (unless otherwise agreed to by each such Exercising Stockholder). At any Participation Closing, each Exercising Stockholder shall be delivered the certificates or other instruments evidencing the Participation Securities to be issued to such Exercising Stockholder, registered in the name of such Exercising Stockholder or such holder’s designated nominee, with any transfer tax stamps affixed, if applicable (other than any transfer tax stamps required by reason of the Participation Securities being registered in a name other than that of the Exercising Stockholder), against delivery by such Exercising Stockholder of the applicable consideration by wire transfer of immediately available funds to the account or accounts designated by the Company.

Section 4.2. Excluded Transactions. The provisions of this ARTICLE IV shall not apply to Post-Closing Issuances by the Company of any Excluded Securities.

Section 4.3. Termination of ARTICLE IV. This ARTICLE IV automatically terminates without any further action upon an IPO.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1. Further Assurances. From time to time, at the reasonable request of the MD Stockholders or the SLP Stockholders and without further consideration, each New Class C Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.2. Confidentiality.

(a) The terms of this Agreement, any information relating to any exercise of rights hereunder, any documents, notices or other communications provided pursuant to the terms of this Agreement, and/or any documents, statements, certificates, materials or information furnished, disseminated or otherwise made available, including any information concerning the Company, any of its direct or indirect Subsidiaries (which for purposes of this Section 5.2 shall include VMware and its subsidiaries) or Affiliates or any of its or their respective employees, directors or consultants, in connection therewith (“Confidential Information”), shall be confidential and no New Class C Stockholder shall disclose to any Person not a party to this Agreement any Confidential Information without the Company’s prior written consent, except (a) to such New Class C Stockholder’s Affiliates, directors, officers, employees, advisors, agents, accountants and attorneys, in each case so long as such Persons agree to keep such information confidential, and (b) to a Permitted Transferee pursuant to a transfer by such New Class C Stockholder in accordance with the Organizational Documents of the Company and ARTICLE III. Notwithstanding the foregoing, no New Class C Stockholder shall disclose to any third party, in whole or in part, any Confidential Information that any of such New Class C Stockholder’s Affiliates, directors, officers, employees, advisors, agents, accountants or attorneys received on a confidential basis from the Company or any other Person under or pursuant to this Agreement, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any DTI Securities; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information obtained from sources other than the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their employees, directors, consultants, agents or representatives (including attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain through no fault of such New Class C Stockholder or any of his, her or its Permitted Transferees, nor shall it be construed to prevent such New Class C Stockholder from making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such New Class C Stockholder, or (B) pursuant to subpoena.

(b) The Company acknowledges that the New Class C Stockholders’ review of the Confidential Information will inevitably enhance their knowledge and understanding of the Company’s and its Subsidiaries’ industries in a way that cannot be separated from the New Class C Stockholders’ or its Affiliates’ other knowledge and the Company agrees that, without limiting the New Class C Stockholders’ obligations under this Agreement, Section 5.2(a) shall not restrict the New Class C Stockholders’ and their respective Affiliates’ use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments.

Section 5.3. Cooperation with Reorganizations.

(a) Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (including for this purpose VMware and its subsidiaries), on the other hand, the New Class C Stockholders shall, to the extent necessary, as determined by the approval of the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b) Further Assurances. In connection with any proposed transaction contemplated by Section 5.3(a) or in connection with the consummation of an IPO, each New Class C Stockholder shall take such actions as may be required and otherwise cooperate in good faith with the Company and the Sponsor Stockholders, including approving such reorganizations, mergers or other transactions and taking all actions requested by the Company or the MD

Stockholders and the SLP Stockholders, acting jointly, and executing and delivering all agreements, instruments and documents as may be required in order to consummate any such proposed transaction contemplated by Section 5.3(a).

Section 5.4. Reporting.

(a) Financial Statements. The New Class C Stockholders shall be entitled to receive the financial statements and financial information and reports and budgets, as applicable, that are provided to lenders under the Term Facilities (as defined in the Debt Commitment Letter), when and to the extent the same are prepared for and provided to such lenders, but without regard to any provisions in such Term Facilities that require: (a) notice of defaults or events of default or other events under the Term Facilities, (b) delivery of officer’s certificates with respect to absence of defaults or the existence, occurrence or absence of other events or conditions specified under the Term Facilities, (c) consolidating footnotes or financial statements reflecting guarantor vs. non-guarantors or restricted vs. unrestricted subsidiaries or (d) limitations on choice of auditor or that auditor reports not contain “going concern” or other qualifications or exceptions or limitations to as to scope.

(b) Capitalization Table. If requested by any Stockholder, the Company shall deliver, or cause to be delivered with reasonable promptness a complete, correct and accurate capitalization table for the DTI Securities.

Section 5.5. Registration of Applicable High Vote Stock. The Company shall not cause the Class A DTI Common Stock or Class B DTI Common Stock or any Applicable High Vote Stock to be listed on a national securities exchange, or register an underwritten public offering of such stock, in each case as the primary publicly traded Security of the Company, without the prior consent of a majority in interest of the New Class C Stockholders that then hold shares of DTI Common Stock; provided, however, that: (a) such restrictions will not apply if the New Class C Stockholders and their Permitted Transferees that then hold DTI Common Stock or any other Securities convertible into DTI Common Stock are given the opportunity to exchange or convert such shares of DTI Common Stock or other Securities into the same class of high-vote exchange-listed stock prior to such listing, registration or offering; and (b) the provisions of this Section 5.5 will also apply to any successor to the Company by merger or consolidation (as long as the New Class C Stockholders continue to hold shares of such successor into which the shares of DTI Common Stock or other Securities have been converted) with respect to the listing of any high vote stock into which the Class A DTI Common Stock, Class B DTI Common Stock or any Applicable High Vote Stock of the Company is converted in such merger or consolidation.

Section 5.6. Top-Up Amount Costs. Each of the Company, the MD Stockholders, the MSD Partners Stockholders and the New Class C Stockholders agree that they will not enter into or participate in a Qualified Sale Transaction that includes the payment of a Top-Up Amount unless such Qualified Sale Transaction is structured so that the SLP Stockholders (a) do not bear any of the cost of the Top-Up Amount and (b) receive the same amount and type(s) of consideration (and proportions, if there is more than one type of consideration) that the SLP Stockholders would have received in such Qualified Sale Transaction if the Top-Up Amount had not been paid to the New Class C Stockholders and the New Class C Stockholders had participated in a Drag-Along Sale with respect to all of their DTI Securities in such Qualified Sale Transaction.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Entire Agreement. This Agreement (together with the applicable Subscription Agreement and the Registration Rights Agreement) constitutes the entire understanding and agreement between the parties with respect to the DTI Securities owned by the New Class C Stockholders and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 6.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 6.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 6.4. Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United

States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 6.13 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 6.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.4(e).

Section 6.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 6.6. Consents, Approvals and Actions.

(a) MD Stockholders. All actions required to be taken by, or approvals or consents of, the MD Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders.

(b) SLP Stockholders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the SLP Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

(c) MSD Partners Stockholders. All actions required to be taken by, or approvals or consents of, the MSD Partners Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MSD Partners Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Partners Stockholders.

(d) New Class C Stockholders. All actions required to be taken by, or approvals or consents of, the New Class C Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the New Class C Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the New Class C Stockholders.

Section 6.7. Amendment; Waiver.

(a) Except as set forth below, any amendment or modification of any provision of this Agreement shall require the prior written approval of the Company, the MD Stockholders and the SLP Stockholders; provided, that (i) if the express terms of any such amendment or modification disproportionately and adversely affect one or more New Class C Stockholders relative to the Sponsor Stockholders or any other New Class C Stockholder, it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected New Class C Stockholders in the aggregate and (ii) if the express terms of any such amendment or modification disproportionately and adversely affect an MSD Partners Stockholder relative to the other Sponsor Stockholders, it shall require the prior written consent of the holders of a majority of the DTI Securities held by the MSD Partners Stockholders in the aggregate. Notwithstanding the foregoing, (i) the foregoing proviso shall not apply with respect to (x) subject to compliance with Section 3.5, amendments or modifications in connection with, and subject to the consummation of, any Drag-Along Sale, (y) in the case of New Class C Stockholders, amendments or modifications that do not apply to New Class C Stockholders and (z) in the case of the MSD Partners Stockholders, amendments or modifications that do not apply to the MSD Partners Stockholders, (ii) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to Section 3.1(a) shall not constitute an amendment or modification hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient, and (iii) the Company shall promptly amend the books and records of the Company appropriately as and to the extent necessary to reflect the removal or addition of a New Class C Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each New Class C Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(b) Any failure by the Company or a Sponsor Stockholder at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by the Company or a Sponsor Stockholder of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of the Company or a Sponsor Stockholder to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Company or a Sponsor Stockholder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 6.8. Assignment of Rights By New Class C Stockholders. No New Class C Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the MD Stockholders and the SLP Stockholders; provided, that no such consent shall be required for any assignment or transfer of DTI Securities to a Permitted Transferee which complies with Section 3.3. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 6.8 shall be null and void.

Section 6.9. Transfers to Permitted Transferees. Each MD Stockholder, SLP Stockholder and MSD Partners Stockholder agrees that it will not transfer any DTI Securities to any of its Permitted Transferees unless (i) such Permitted Transferee is already a party to this Agreement or (ii) at the time of such transfer such Permitted Transferee executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and becomes a party to this Agreement.

Section 6.10. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 6.11. Third Party Beneficiaries. Except for Section 6.14 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 6.12. Termination. This Agreement shall terminate only (i) by written consent of the MD Stockholders (for so long as the MD Stockholders own DTI Securities), the SLP Stockholders (for so long as the SLP Stockholders own DTI Securities) and the holders of a majority of the DTI Securities held by all of the New Class C Stockholders, (ii) upon the consummation of a Drag-Along Sale or (iii) upon the dissolution or liquidation of the Company.

Section 6.13. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel, with a copy (which shall not constitute actual or constructive notice) to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Richard J. Parrino

                 Kevin K. Greenslade

Facsimile: (202) 637-5910

Email: richard.parrino@hoganlovells.com

Email: kevin.greenslade@hoganlovells.com

(b) in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Rich Capelouto

                 Chad A. Skinner

Facsimile: (650) 251-5002

Email: rcapelouto@stblaw.com

Email: cskinner@stblaw.com

If to any of the MD Stockholders, to:

Michael S. Dell

c/o Dell Inc.

One Dell Way

Round Rock, TX 78682

Facsimile: (512) 283-1469

Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                 Michael J. Segal

                 Andrew J. Nussbaum

                 Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: msegal@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdcapital.com

Email: mliguori@msdcapital.com

If to any of the MSD Partners Stockholders, to:

MSD Partners, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

                 Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdpartners.com

Email: mliguori@msdpartners.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

                 Michael J. Segal

                 Andrew J. Nussbaum

                 Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: msegal@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

(c) If to any New Class C Stockholder, to the address, e-mail address or facsimile number appearing on the signature pages hereto and/or Joinder Agreement (if applicable) of such New Class C Stockholder.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 6.13, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholder as provided herein.

Section 6.14. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 6.15. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or cause any party to be deemed the agent of any other party for any purpose.

Section 6.16. Aggregation; Beneficial Ownership. All DTI Securities held or acquired by any Sponsor Stockholder and its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Sponsor Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate. Without limiting the generality of the foregoing:

(a) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ DTI Common Stock, the MSD Partners Stockholders’ DTI Common Stock, all of their respective Affiliates’ DTI Common Stock and all of their respective Permitted Transferees’ DTI Common Stock (including in each case DTI Common Stock issuable upon exercise, delivery or vesting of incentive equity awards) shall be included as being owned by the MD Stockholders and as being outstanding; and

(b) for the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s DTI Common Stock, all of its Affiliates’ DTI Common Stock and all of its Permitted Transferees’ DTI Common Stock shall be included as being owned by such Stockholder and as being outstanding.

Section 6.17. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 6.18. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 6.19. Effectiveness. This Agreement shall become effective solely upon (i) execution of this Agreement by the Company, each of the Sponsor Stockholders and the Initial Class C Stockholder and (ii) the consummation of the Closing. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective, shall be void ab initio and the Original Agreement shall continue in full force and effect without amendment or restatement.

IN WITNESS WHEREOF, each of the undersigned has executed this Class C Stockholders Agreement or caused this Class C Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY: DELL TECHNOLOGIES INC.

By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice President and Assistant Secretary

[Class C Stockholders Agreement]

MD STOCKHOLDER:

/s/ Michael S. Dell
MICHAEL S. DELL

[Class C Stockholders Agreement]

MD STOCKHOLDER:

SUSAN LIEBERMAN DELL SEPARATE
PROPERTY TRUST

By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	President, Hexagon Trust Company

[Class C Stockholders Agreement]

MSD PARTNERS STOCKHOLDERS:

MSDC DENALI INVESTORS, L.P.

By:	MSDC Denali (GP), LLC,
its General Partner

By:	/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Authorized Signatory

MSDC DENALI EIV, LLC

By:	MSDC Denali (GP), LLC,
its Managing Member

By:	/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Authorized Signatory

[Class C Stockholders Agreement]

SLP STOCKHOLDERS:

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P.,
its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

SILVER LAKE PARTNERS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P.,
its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

[Class C Stockholders Agreement]

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P.,
its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P.,
its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Director

[Class C Stockholders Agreement]

SLP DENALI CO-INVEST, L.P.

By:	SLP Denali Co-Invest GP, L.L.C.,
its general partner

By:	Silver Lake Technology Associates III, L.P., its managing member

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
	Name:	James Davidson
	Title:	Managing Member

[Class C Stockholders Agreement]

NEW CLASS C STOCKHOLDER

VENEZIO INVESTMENTS PTE. LTD.

By:	/s/ Chia Song Hwee
	Name:	Chia Song Hwee
	Title:	Authorized Signatory

If to any of the New Class C Stockholders, to:

Venezio Investments Pte. Ltd.

60B Orchard Road

#06-18 Tower 2

Singapore

Attention: Boon Sim

Email: boonsim@temasek.com.sg

with a copy (which shall not constitute actual or constructive notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York NY 10006

Attention: Paul J. Shim

Facsimile: (212) 225-3999

Email: pshim@cgsh.com

[Class C Stockholders Agreement]

Schedule I

CAPITALIZATION TABLE

Name / Address	Type of Securities Beneficially Owned	Number of Securities Beneficially Owned
MD Stockholders:	Class A DTI Common Stock	Michael S. Dell:	339,924,990.39

c/o Dell Inc. One Dell Way Round Rock, TX 78682 Attention: Michael S. Dell Facsimile: (512) 283-1469		Susan Lieberman Dell Separate Property Trust:	32,890,895.79

		MD Stockholders Total:	372,815,886.18

MSD Partners Stockholders:	Class A DTI Common Stock	MSDC Denali Investors, L.P.:	31,856,436.00

MSD Partners, L.P. 645 Fifth Avenue 21st Floor New York, NY 10022-5910 Attention: Marc R. Lisker Marcello Liguori Facsimile: (212) 303-1772		MSDC Denali EIV, LLC:	1,593,068.18

		MSD Partners Stockholders Total:	33,449,504.18

SLP Stockholders: c/o Silver Lake Partners 2775 Sand Hill Road Suite 100 Menlo Park, CA 94025 Attention: Karen King Facsimile: (650) 233-8125 and c/o Silver Lake Partners 9 West 57th Street 32nd Floor New York, NY 10019 Attention: Andrew J. Schader Facsimile: (212) 981-3535	Class B DTI Common Stock	Silver Lake Partners III, L.P.:	59,317,156.05

		Silver Lake Partners IV, L.P.:	40,084,312.91

		Silver Lake Technology Investors III, L.P.:	1,693,973.65

		Silver Lake Technology Investors IV, L.P.:	589,774.18

		SLP Denali Co-Invest, L.P.:	35,301,641.45

		SLP Stockholders Total:	136,986,858.24

New Class C Stockholders: c/o Venezio Investments Pte. Ltd. 60B Orchard Road #06-18 Tower 2 Singapore Attention: Boon Sim Email: boonsim@temasek.com.sg	Class C DTI Common Stock	Venezio Investments Pte. Ltd.:	18,181,818.00

		New Class C Stockholders Total:	18,181,818.00

Annex A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Class C Stockholders Agreement, dated as of September 7, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Class C Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the New Class C Stockholders named therein and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Class C Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Class C Stockholders Agreement, the undersigned hereby adopts and approves the Class C Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party as a New Class C Stockholder to, and to be bound by and comply with the provisions of, the Class C Stockholders Agreement applicable to a New Class C Stockholder in the same manner as if the undersigned were an original signatory to the Class C Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Class C Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Class C Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Class C Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 6.2 through Section 6.4 of the Class C Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	[To be included for transfers of DTI Securities to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,         .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

As of the      day of             ,         .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Class C Stockholders Agreement, dated as of September 7, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Class C Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the New Class C Stockholders named therein and any other Persons who become a party thereto in accordance with the terms thereof, I,                     , the spouse of                     , who is a party to the Class C Stockholders Agreement, do hereby join with my spouse in executing the foregoing Class C Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Class C Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)